Contact:      Bruce H. Besanko
(413) 665-8306

THE YANKEE CANDLE COMPANY, INC. ANNOUNCES
PRELIMINARY SECOND QUARTER 2006 RESULTS

South Deerfield, MA – July 12, 2006 – The Yankee Candle Company, Inc. (NYSE:YCC) today announced preliminary financial results for the second quarter ended July 1, 2006. Based upon currently available information, second quarter 2006 earnings per share are expected to be in the range of $0.11 to $0.12 per common share. These anticipated results are below the Company’s previous guidance for second quarter 2006 earnings per share of $0.18 to $0.20.
This outlook results primarily from weaker than expected Wholesale performance, increased promotional spending and greater than anticipated wax and freight costs:
•	Sales in the Wholesale division trended down approximately 3% compared to the prior year quarter, below prior expectations of an increase of 6% to 8%, primarily because of softer sales to the core gift channel and certain national accounts as well as tighter inventory management among some national accounts. In addition, this softness in core gift sales continued to unfavorably affect the customer and product profitability mix, therefore pressuring Wholesale segment profit. Wholesale segment profit was also negatively impacted by above-plan promotional spending in the quarter due to a more competitive marketplace environment. Sales to the premium mass channel were on plan.

•	Wax prices and freight costs, each influenced by oil prices, increased at a rate greater than that anticipated by the Company and further pressured the Company’s second quarter gross profit rate. The Company’s packaging and other materials costs were also negatively impacted.

•	Sales in the Retail division were above expectations, with sales increasing approximately 18% over the prior year quarter. For the quarter, Retail comparable store sales increased approximately 8% over the prior year quarter and traffic levels in the Retail division increased by approximately 3% over prior year. The consumer direct business also performed above plan. Retail segment profit was on plan.

As a result, while total consolidated second quarter sales growth over prior year is anticipated to be approximately 7% compared to guidance of 6% to 8% growth, the overall shift in total sales versus plan from Wholesale to Retail negatively impacted the Company’s earnings during a quarter when the Retail division’s segment profit rate is historically significantly lower than that of Wholesale. This shift, together with the above-mentioned customer and product mix issues in Wholesale, higher than planned promotional spending and greater than anticipated wax and freight costs, all contributed to lower than anticipated gross profit and operating income in the quarter.
Craig Rydin, Chairman and Chief Executive Officer, commented, “Clearly, we are disappointed in our second quarter performance. While our previous second quarter guidance already contemplated a more challenging Wholesale environment, and a Wholesale revenue growth profile similar to our first quarter FY 2006 performance, actual Wholesale performance was considerably weaker than we expected. The core gift channel marketplace is being fundamentally challenged by both macro-economic conditions and competitive pressures, and the continued weakness in this channel clearly impacted our mix and margins. We are taking a hard look at this business to calibrate our efforts and expectations going forward. In addition, Wholesale national accounts took advantage of the opportunity of the second quarter’s normally light seasonal traffic pattern to constrict inventory ahead of the second half selling season, despite what we believe to be generally good sell through of Yankee Candle product.”
“On a positive note, our continued strong performance in Retail, in conjunction with generally positive Wholesale consumption trends from those customers who provide point of sale data, appear to us to indicate that consumer buying behavior with respect to the Yankee Candle brand remains healthy.”
In addition to announcing the above preliminary second quarter results, Yankee Candle today revised its full-year 2006 outlook in view of its second quarter performance and the Company’s current assessment of its second-half 2006 plan. The Company now anticipates 2006 diluted EPS to be in a range of $1.93 per share to $2.03 per share, including the one-time tax benefit of $0.05 per share in the first quarter of 2006. Excluding this one time tax benefit, the Company now projects 2006 diluted EPS of $1.88 to $1.98, which compares to the Company’s previous guidance of $2.01 to $2.07. This guidance does not include the impact of any additional share repurchase activity by the Company. Total sales growth for the full year 2006 is now expected to be in a range of approximately 8% to 10% over prior year.

“In light of our second quarter performance and current marketplace and macro-economic conditions, we have re-examined our second-half plan and are adjusting our prior guidance,” said Mr. Rydin. “We have been working closely with our Wholesale national account customers to assess the factors which impacted our second quarter performance and based on these discussions we believe that inventory replenishment should strengthen in advance of the busy second half selling season and that there is reason to be confident about our fall/holiday programs. In Retail, we are focused on sustaining our recent positive momentum. Further, in order to help offset the rising wax, freight and other costs impacting our business we are in the process of instituting a price increase, at a level consistent with previous increases, targeted for approximately September 1st. All that said, we expect that some of the softness in the core gift channel, and the related margin pressures, may persist in the second half and we have therefore adjusted our guidance accordingly. We will be prepared to comment further on our 2006 outlook, including the third quarter, when we report final second quarter results on our upcoming earnings call.”
Yankee Candle will report its final second quarter 2006 results, and comment further on the full year, on Wednesday, July 26, 2006.
The second quarter financial results and revised 2006 full-year guidance reported in this press release, together with the Company’s analysis thereof, are preliminary in nature and may be subject to change in connection with the completion of the Company’s second quarter financial statements and their review by the Company’s independent accountants.
Earnings Conference Call:
The Company will host its second quarter 2006 conference call to be broadcast via the Internet at 1:00 p.m. on Wednesday, July 26, 2006. This call is being webcast by CCBN and can be accessed at The Yankee Candle Company’s web site at www.yankeecandle.com. Click on the “About Us” link, and then select the “Investor Information” link. Enter your registration information ten minutes prior to the start of the conference.

About The Yankee Candle Company, Inc.
The Yankee Candle Company, Inc. is the leading designer, manufacturer, wholesaler and retailer of premium scented candles, based on sales, in the giftware industry. Yankee has a 36-year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts. The Company sells its products through a North American customer network of approximately 17,000 store locations, a growing base of Company owned and operated retail stores (385 located in 42 states as of July 1, 2006), direct mail catalogs, its Internet website (www.yankeecandle.com), international distributors and to a European customer network of approximately 2,300 store locations (through its distribution center located in Bristol, England).
This press release contains certain information constituting “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to the statements contained herein with respect to management’s current estimates of the Company’s financial and operating results for Fiscal 2006, and the second quarter thereof, the growth initiatives and specific actions discussed above and their impact on the Company’s future operating results, and any other statements concerning the Company’s or management’s plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events. Actual results could differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including but not limited to the following: the current economic conditions in the United States as a whole and the continuing weakness in the retail environment; the risk that we will be unable to maintain our historical growth rate; the effects of competition from others in the highly competitive giftware industry; our ability to anticipate and react to industry trends and changes in consumer demand; our dependence upon our senior executive officers; the risk of loss of our manufacturing and distribution facilities; the impact on our stock price of seasonal, quarterly and other fluctuations in our business; the risk of any disruption in wax supplies; and other factors described or contained in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K on file with the Securities and Exchange Commission. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.

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